SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2008 (March 17, 2008)

AMBAC FINANCIAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer
identification no.)

One State Street Plaza, New York, New York 10004
(Address of principal executive offices) (Zip Code)

(212) 668-0340
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-balance
Sheet Arrangement of Registrant

     The following amends and supplements the disclosure on page S-101 under the heading “Certain United States Federal Income Tax Consequences—U.S. Holders—Senior Notes” of the Ambac Financial Group, Inc. Prospectus Supplement dated March 6, 2008 (the “Prospectus Supplement”) to the Prospectus dated January 16, 2008 in regard to the sale of 5,000,000 Equity Units:

     Consistent with the terms of the senior notes, which provide for semi-annual payments of interest after a successful remarketing, the projected payment on the senior notes for U.S. Federal income tax purposes is $2.48 for each semi-annual period ending after February 15, 2011 (not each quarter ending after February 15, 2011 as stated on page S-101 of the Prospectus Supplement) . The issue price and yield to maturity remain $45.7938 and 11%, respectively, and therefore the U.S. federal income tax consequences to holders of the senior notes are unchanged. As noted in the Prospectus Supplement, if the actual payments of interest and principal differ from the projected payment schedule, we will account for any such difference as a positive or negative adjustment to income for that period.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

March 17, 2008
By: /s/Anne Gill Kelly

Anne Gill Kelly, Esq.
Managing Director, Corporate
Secretary and Assistant General
Counsel